REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of Northern Lights Fund
Trust and the Shareholders of Changing Parameters
Fund


In planning and performing our audit of the financial statements of Changing Parameters Fund (the Fund), a series of beneficialinterest of the Northern
Lights Fund Trust, as of July 31, 2008 and for the year then ended, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial
 reporting.Accordingly, we express no such opinion.

The management of the Northern Lights Fund
Trust is responsible for establishing and
maintaining effective internal control over
financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
 expected benefits and related costs of
controls.  A Funds internal control over financial
 reporting is a process designed
 to provide reasonable assurance regarding the
reliability of financial reporting and the
 preparation of financialstatements for external
 purposes in accordance with accounting principles
generally accepted in the United
States of America.  The Funds internal control
over financial reporting includes those policies
 and procedures tha (1)	pertain to the maintenance
 of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with accounting principles generally accepted in the Untied States of America, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the Fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies,in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
  However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of July 31, 2008.

This report is intended solely for the information and use of management, the shareholders of Changing
Parameters Fund, the Board of Trustees of Northern
Lights Fund Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
September 29, 2008